UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2015

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 5, 2015, TRACON Pharmaceuticals, Inc. (TRACON) announced interim results from the Phase 1b portion of an on-going Phase 1b/2 clinical trial of TRC105 in combination with Votrient® (pazopanib) in soft tissue sarcoma.

The Phase 1b portion of the trial enrolled 18 patients with advanced soft tissue sarcomas. All patients in the Phase 1b portion had received at least one prior chemotherapy regimen (median = 2, range 1-7 prior therapies), and five patients received prior treatment with Votrient. All patients received a combination of TRC105 given once weekly (8 or 10 mg/kg) and Votrient at its approved dose of 800 mg per day. The combination was well-tolerated and dose limiting toxicity was not observed. Six of 18 patients (33%) had tumor reductions of greater than 10% by RECIST, of whom three patients remain on treatment, and median progression-free survival (PFS) as of the date of the release was 5.5 months. A total of five patients with angiosarcoma, a sarcoma subtype known to express high levels of endoglin, have been evaluated for response in the Phase 1b/2 study.  All five patients have had radiographic reductions in tumor volume, and two patients have demonstrated ongoing durable complete responses by RECIST, and remained on study for 62 and 31 weeks, respectively, as of the date of the release. The Phase 2 portion of the study, which is also evaluating the combination of TRC105 and Votrient, has enrolled 62 of 63 planned patients as of the date of the release.

The Phase 1b/2 clinical trial is a multicenter, open-label, non-randomized clinical trial of TRC105 in combination with Votrient in patients with soft tissue sarcoma. The primary endpoint of the Phase 2 portion of the study is progression-free survival. TRACON aims to establish a correlation between progression-free survival and overall response rate with endoglin expression on sarcoma tissue in order to assess whether endoglin expression on sarcoma cells may serve as a biomarker that identifies responsive sarcoma subtypes. The Company expects to enroll approximately 94 soft tissue sarcoma patients who have failed prior anthracycline chemotherapy, including 18 patients in the Phase 1b portion, 63 patients in the Phase 2 portion, and 13 patients into an angiosarcoma specific cohort.

A press release related to the interim data from the trial was issued on November 5, 2015 and is attached hereto as Exhibit 99.1.

On November 6, 2015, TRACON announced updated results from a Phase 1b clinical trial of TRC105 in combination with Inlyta® (axitinib) in advanced or metastatic renal cell carcinoma (RCC).

The open-label dose escalation and expansion Phase 1b study enrolled patients who had received at least one prior line of therapy with a VEGF receptor tyrosine kinase inhibitor (VEGFR TKI).  The median number of prior therapies was three (range of one to six). All patients in the trial received a combination of TRC105 and Inlyta. Data are summarized in the table below.

Summary of Phase 1b Results for TRC105-Inlyta Combination

Patients	ORR	Stable Disease	Overall Disease Control	Median PFS	Median PFS in Clear Cell RCC Subset
N = 17	29% (5/17)	59% (10/17)	88% (15/17)	8.4 months	9.6 months

For comparison, the objective response rate seen in the large subgroup of VEGFR TKI-refractory patients treated with Inlyta (n=194) in the Inlyta AXIS Phase 3 study in second line clear cell RCC patients (a separate trial) was 11.3%, and median progression-free survival (PFS) was 4.8 months.

All patients in TRACON’s Phase 1b study have completed treatment and the randomized Phase 2b TRAXAR clinical trial of TRC105 in combination with Inlyta is currently enrolling patients with advanced or metastatic RCC.

TRACON also announced the following key additional data from the study:

•                  The recommended Phase 2 dose of TRC105 of 10 mg/kg dosed weekly was well-tolerated with Inlyta and no dose limiting toxicities were observed.  The most common adverse events were low grade epistaxis, headache, fatigue, diarrhea, and gingival bleeding.

•                  Common adverse reactions expected with Inlyta treatment as a single agent such as diarrhea, hypertension, palmar-plantar erythrodysesthesia, and proteinuria, did not increase in frequency or severity when combined with TRC105.

•                  None of the partial responding patients had previously responded to first line treatment with a VEGFR TKI:

•                  One fourth line patient received previous treatment with high dose IL-2, pazopanib and an immune checkpoint inhibitor. This patient’s best response to their last line of treatment was stable disease for 3.7 months. This patient received treatment with TRC105 in combination with Inlyta for 14 months.

•                  One fourth line patient received previous treatment with sunitinib and two lines of everolimus treatment. This patient’s best response to their last line of treatment was stable disease for 34 months. This patient received treatment with TRC105 in combination with Inlyta for 16.9 months.

•                  One fourth line patient received previous treatment with sunitinib, pazopanib and an immune checkpoint inhibitor. This patient’s best response to their last line of treatment was stable disease for 7.4 months. This patient received treatment with TRC105 in combination with Inlyta for 11.3 months.

•                  One second line patient received previous treatment with sunitinib. This patient’s best response to their last line of treatment was progressive disease after 5.7 months. This patient received treatment with TRC105 in combination with Inlyta for 11.3 months.

•                  One fourth line patient received previous treatment with temsirolimus, sunitinib and pazopanib.  This patient’s best response to their last line of treatment was progressive disease after 3.5 months. This patient received treatment with TRC105 in combination with Inlyta for 9.6 months.

The Phase 2b TRAXAR clinical trial is a multicenter, open-label, randomized clinical trial of TRC105 in combination with Inlyta in patients with advanced or metastatic RCC.  The primary endpoint of the Phase 2b study is progression-free survival.  The Company expects to enroll approximately 150 patients who have failed one prior VEGF inhibitor in the study.  Patients may have also failed one prior mTOR inhibitor and one prior immunotherapy.

A press release related to the updated data from the trial was issued on November 6, 2015 and is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding the expected size of on-going clinical trials of TRC105.  Forward-looking statements speak only as of the date of this press release and TRACON does not undertake any obligation to update or revise these statements, except as may be required by law.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and actual results may differ materially from those in these forward-looking statements as a result of various factors.  These factors include, but are not limited to, risks regarding TRACON’s ability to identify and enroll patients in on-going clinical trials, potential delays in completing the on-going clinical trials, TRACON’s ability to obtain funding to continue its clinical trials and whether TRC105 will be shown to be safe and effective in clinical trials.  For a further description of these and other risks facing TRACON, please see the risk factors described in TRACON’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings.  Forward-looking statements speak only as of the date of this report and TRACON undertakes no obligation to update or revise these statements, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by TRACON Pharmaceuticals, Inc. dated November 5, 2015.
99.2	Press release issued by TRACON Pharmaceuticals, Inc. dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: November 6, 2015
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by TRACON Pharmaceuticals, Inc. dated November 5, 2015.
99.2	Press release issued by TRACON Pharmaceuticals, Inc. dated November 6, 2015.